Exhibit 31.1

Certification of Principal Executive Officer

pursuant to

Exchange Act Rules 13a-14(a) and 15d-14(a),

as adopted pursuant to

Section 302 of Sarbanes-Oxley Act of 2002

I, Joseph L. Jackson, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of WageWorks, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 11, 2013

/s/ Joseph L. Jackson
Name:	Joseph L. Jackson
Title:	Chief Executive Officer and Director (Principal Executive Officer)